UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 3, 2004

Cellegy Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 Oyster Point Boulevard, Suite 200 South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 616-2200

Same

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

As described under Item 8.01 below, on September 2, 2004, Cellegy Pharmaceuticals, Inc., a California corporation (“Cellegy California”), consummated a merger with and into its wholly owned subsidiary, Cellegy Pharmaceuticals, Inc., a Delaware corporation (“Cellegy Delaware”) (the “Reincorporation”).  As a result of the Reincorporation, the registrant is now a Delaware corporation.

As provided by the Agreement and Plan of Merger and Reincorporation, each outstanding share of Cellegy California common stock, no par value, was automatically converted into one share of Cellegy Delaware common stock, $0.0001 par value per share, at the time the Reincorporation became effective.  Each stock certificate representing issued and outstanding shares of Cellegy California common stock continues to represent the same number of shares of Cellegy Delaware common stock.  The constituent instruments defining the rights of holders of the registrant’s common stock will now be the Restated Certificate of Incorporation and Bylaws of the registrant, which are filed as exhibits to this Form 8-K, rather than the amended and restated articles of incorporation and bylaws of Cellegy California, and after the Reincorporation Delaware corporate law will generally be applicable in the determination of the rights of stockholders under state corporate laws.

Item 8.01 Other Events.

On September 2, 2004, Cellegy Pharmaceuticals, Inc., a California corporation (“Cellegy California”), consummated a merger with and into its wholly owned subsidiary, Cellegy Pharmaceuticals, Inc., a Delaware corporation (“Cellegy Delaware”) (the “Reincorporation”).  As a result of the Reincorporation, the registrant is now a Delaware corporation.  Cellegy California’s shareholders previously approved the Reincorporation at the company’s annual meeting of shareholders held in June 2004.

As provided by the Agreement and Plan of Merger and Reincorporation, each outstanding share of Cellegy California common stock, no par value, was automatically converted into one share of Cellegy Delaware common stock, $0.0001 par value per share, at the time the Reincorporation became effective.  Each stock certificate representing issued and outstanding shares of Cellegy California common stock continues to represent the same number of shares of Cellegy Delaware common stock.  Cellegy California common stock was quoted on the Nasdaq National Market System and, after the Reincorporation, Cellegy Delaware common stock continues to be quoted on the Nasdaq National Market System under the same symbol (“CLGY”) as the shares of Cellegy California common stock had been traded.  Stockholders do not need to exchange share certificates based upon the reincorporation.  The reincorporation will not result in any change in Cellegy’s Nasdaq National Market listing, CUSIP number, business, assets or liabilities, will not cause Cellegy’s corporate headquarters to be moved and will not result in any relocation of management or other employees.

Item 9.01. Financial Statements and Exhibits.

(c)      Exhibits:

Exhibit Number	Description
2.1	Agreement and Plan of Merger and Reincorporation, between Cellegy Pharmaceuticals, Inc., a Delaware corporation, and Cellegy Pharmaceuticals, Inc., dated as of June 1, 2004.
3.1	Amended and Restated Certificate of Incorporation of the Registrant.
3.2	Bylaws of the Registrant.
99.1	Press Release issued by the Registrant dated September 3, 2004, announcing completion of its reincorporation from California to Delaware.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLEGY PHARMACEUTICALS, INC.

Date: September 3, 2004	By:	/s/ A. Richard Juelis
A. Richard Juelis
Vice President, Finance and Chief Financial Officer
(Duly Authorized Officer)

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